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                                                                    Exhibit 11.1


                            PAYLESS SHOESOURCE, INC.
                      COMPUTATION OF NET EARNINGS PER SHARE
                         FOR THE LAST THREE FISCAL YEARS



                                   Feb. 02,        Feb. 03,         Jan. 29,
                                     2002            2001             2000
                                   --------        --------         --------
                                         (Thousands, except per share)
Basic Computation:

Net earnings before
  extraordinary loss               $ 45,426        $124,151         $136,479

Extraordinary loss                      -             3,568              -
                                   --------        --------         --------
Net earnings                       $ 45,426        $120,583         $136,479
Weighted average common
  shares outstanding                 22,219          23,686           31,221
                                   --------        --------         --------
Basic earnings per share
  before extraordinary loss        $   2.04        $   5.24         $   4.37

Extraordinary loss                      -               .15              -
                                   --------        --------         --------
Basic earnings per share           $   2.04        $   5.09         $   4.37
                                   ========        ========         ========

Diluted Computation:

Net earnings before
  extraordinary loss               $ 45,426        $124,151         $136,479

Extraordinary loss                      -             3,568              -
                                   --------        --------         --------
Net earnings                       $ 45,426        $120,583         $136,479

Weighted average common
  shares outstanding                 22,219          23,686           31,221

Net effect of dilutive stock
  options based on the treasury
  stock method                          373             368              144
                                   --------        --------         --------
Outstanding shares for diluted
  earnings per share                 22,592          24,054           31,365
                                   ========        ========         ========

Diluted earnings per share
  before extraordinary loss        $   2.01        $   5.16         $   4.35

Extraordinary loss                      -               .15              -
                                   --------        --------         --------
Diluted earnings per share         $   2.01        $   5.01         $   4.35
                                   ========        ========         ========